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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                  JUNE 7, 2000
                                (Date of Report)



                       MANUFACTURED HOME COMMUNITIES, INC.
             (Exact name of registrant as specified in its Charter)



                                     1-11718
                              (Commission File No.)



               MARYLAND                                  36-3857664
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS               60606
  (Address of principal executive offices)               (Zip Code)



                                 (312) 279-1400
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER MATTERS

     On May 18, 2000 the California Superior Court approved a settlement agreement in connection with the dissolution proceeding of Ellenburg Capital Corporation (ECC) and its affiliated partnerships. In connection with the ECC dissolution proceeding, MHC previously acquired 37 communities from ECC and its affiliated partnerships. The settlement agreement resulted in MHC receiving gross proceeds of $72.5 million. MHC will report non-recurring income of $12.3 million.

     As part of the settlement agreement, MHC sold three communities: Mesa Regal RV Resort, an 2,005-site community in Mesa, Arizona, Mon Dak, an 161-site community in Mesa, Arizona and Naples Estates, an 484-site community in Naples, Florida, for an aggregate sale price of $59.0 million. The Company will report non-recurring income of $9.3 million on these sales. In addition, MHC received the return of escrow funds totaling $13.5 million, $3.0 million of which will be reported as non-recurring income.



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SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.








                                         MANUFACTURED HOME COMMUNITIES, INC.




                                         BY:  /s/ John M. Zoeller
                                            -----------------------------------
                                              John M. Zoeller
                                              Vice President, Treasurer and
                                                Chief Financial Officer

                                         BY:  /s/ Mark Howell
                                            -----------------------------------
                                             Mark Howell
                                             Principal Accounting Officer and
                                                Assistant Treasurer




DATE:      June 7, 2000
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